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                                                                    EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our reports dated November 30, 1999 (except with respect to the matter discussed in Note 15, as to which the date is December 15, 1999) on the audited consolidated financial statements of Magellan Health Services, Inc. and subsidiaries included in Magellan Health Services, Inc.'s Annual Report on Form 10-K for the fiscal year ended September 30, 1999, and to all references to our Firm included in this Registration Statement on Form S-8.

                                                         /s/ ARTHUR ANDERSEN LLP

Baltimore, Maryland
September 20, 2000

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